EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Digital Angel Corporation and subsidiaries (the “Company”), of our report dated March 31, 2009 (July 7, 2009 as to the effects of the retrospective application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB 51 (“SFAS 160”) and the related disclosures) relating to our audit of the financial statements and financial statement schedule of the Company as of December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, appearing in the Current Report on Form 8-K of the Company dated July 7, 2009, and our report dated March 31, 2009 relating to our audit of the effectiveness of internal control over financial reporting as of December 31, 2008, which is included in the Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.
/s/ Eisner LLP.
New York, New York
December 28, 2009